Exhibit 99.1

For Immediate Release November 8, 2022	Investor Contacts: Joseph Jaffoni, Jennifer Neuman, Norberto Aja JCIR (212) 835-2500 AUD@jcir.com	Audacy Contact: Ashok Sinha SVP and Head of Communications (610) 822-0832 Ashok.Sinha@audacy.com

AUDACY REPORTS THIRD QUARTER RESULTS

Philadelphia, PA — Audacy, Inc. (NYSE: AUD) today reported financial results for the quarter ended September 30, 2022.

David J. Field, Chairman, President and Chief Executive Officer, stated: “Our third quarter revenues declined 3.8% as advertising headwinds impacted company performance. Solid double digit growth in streaming audio and digital marketing solutions were offset by declining radio revenues. Our radio revenues were negatively impacted by our concentration in the country’s largest markets as small to medium market radio outperformed large market radio by 8% during the quarter.

We remain deeply focused on executing our action plan to navigate the storm and emerge healthy and strong. We completed the sale of $56 million in real estate to enhance our financial position with additional sales in the pipeline. We launched the next generation of our Audacy streaming platform with innovative features including segment chaptering of live spoken word radio shows. Since launch, digital listeners are up 25% while registrations have increased 15% and we have high expectations for the impact of the new platform on our future growth. We also continue to make progress on core strategic growth drivers such as national enterprise business development and our ad tech product roadmap to open important pools of demand and accelerate future performance.

Looking beyond the challenging current macro environment, Audacy has been transformed into a leading, scaled multi-platform audio content and entertainment company, better able to serve listeners and customers than ever before. We are excited by the opportunities ahead and are deeply focused on continuing to best position the company to compete for significant growth in the dynamic audio market.”

Third Quarter Summary

•	Net revenues for the quarter were $317.0 million, down 4% compared to $329.4 million in the third quarter of 2021

•	Radio revenues (spot plus network revenue) were down 6% compared to the third quarter of 2021, with network revenues up 1% and spot down 7%

•	Digital revenues were $62.7 million, up 2% compared to the third quarter of 2021, with both digital marketing solutions and streaming up 14%

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Total operating expenses for the quarter were $468.8 million which include a non-cash impairment charge of $176.8 million, compared to $300.2 million in the third quarter of 2021. Cash operating expenses were approximately flat with the third quarter of 2021.

•	Operating loss for the quarter was $151.9 million, compared to operating income of $29.3 million in the third quarter of 2021

•	Adjusted EBITDA for the quarter was $36.3 million, compared to $49.3 million in the third quarter of 2021

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During the quarter, the Company completed the sale of land and property in Houston, Texas for $15.6 million in cash. In November, the Company completed the sale of land and property in Las Vegas, Nevada for $40 million in cash. In addition, and to facilitate the Las Vegas sale, the Company announced that it entered into an asset exchange agreement with Beasley Media Group, LLC to exchange an FM station in Las Vegas for an AM station and a FM translator in that market.

Recent Company Developments

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Blockbuster Podcast Launches. Our Cadence13 studio partnered with media personality Stephen A. Smith, host of ESPN’s First Take, for his first-ever podcast series, on which he goes beyond sports to tackle politics, business, entertainment, social issues and more with his trademark, unfiltered commentary. Cadence13 also launched The Sunshine Place, an investigative documentary series produced in partnership with Team Downey and Executive Producers Robert Downey Jr. and Susan Downey. The series examines Synanon, a former experimental drug rehab facility and community that morphed into a dangerous and violent cult. The show was a huge hit, spending 12 consecutive days in the #1 position on the overall Apple Podcasts chart, and 22 consecutive days in the Top 10. In partnership with Apple TV+, Pineapple Street Studios launched Project Unabom, an in-depth look back at the Unabomber saga. The show was also a fixture at the top of the Apple charts during its run, reaching #5 overall.

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Expanded News & Talk Content. In New York, 1010 WINS, the most-listened-to news station in the country, is now simulcast on 92.3 FM, elevating its distribution throughout the region and enhancing news gathering capabilities and editorial leadership for its market-leading brands 1010 WINS (WINS-AM) and WCBS 880 (WCBS-AM). In Miami, we announced the launch of Radio Libre 790 (WAXY-AM). The new Spanish conservative talk station is in partnership with Americano Media, the nation’s first national conservative Hispanic network in Spanish. Americano Media produces 18 hours of original programming each week day, with diverse Spanish-speaking hosts from 6:00 a.m. to midnight.

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Audio as Ritual. We announced the results of a research study which confirmed that audio is an integral part of Americans’ daily rituals and is, in some cases, a ritual in itself. The study, the most recent installment of our State of Audio Guide, found that audio has moved from the background to the foreground, with 74% of U.S. adults setting aside time for listening and 40% organizing their day around audio. For 86% of the Gen Z audience in the survey, audio rivals social media scrolling and online video streaming during key ritual times. The study included key recommendations for advertisers, finding that brands who target listeners during their ritual times expand their reach and influence because audio is there when the listener is ready.

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I’m Listening. We broadcast our sixth annual “I’m Listening” special, which featured Ed Sheeran, Adele, Vice President Kamala Harris, and more, all who shared personal mental health stories. The special is a major component of Audacy’s flagship “I’m Listening” social impact program, which was created on the belief that the power of talk saves lives and is committed to raising awareness around mental health issues. To date this year, “I’m Listening” has delivered 500 million impressions. Another major component of our “I’m Listening” program was “We Can Survive”, a live concert at the Hollywood Bowl. The show featured performances by Alanis Morissette, Halsey, Weezer, OneRepublic, Garbage and Tate McRae and raised over $750,000 for the American Foundation for Suicide Prevention (AFSP), the nation’s largest suicide prevention organization.

Earnings Conference Call and Company Information

Audacy will hold a conference call and simultaneous webcast regarding the quarterly earnings release on Tuesday, November 8, 2022, at 11:00 AM Eastern Time.

To participate in the conference call, please dial (877) 407-9208 or (201) 493-6784 five minutes prior to the start of the call and provide the following conference name: Audacy, Inc. – Third Quarter 2022 Earnings Call. Participants may also listen to a live webcast of the call by visiting https://viavid.webcasts.com/starthere.jsp?ei=1570711&tp_key=5632252922. Questions will only be taken from participants on the conference call.

A playback of the conference call will be available for one week by dialing (844) 512-2921 or (412) 317-6671 and inputting the following ID: 13732859. A webcast replay of the conference will be available shortly after the call at the above link. Additional information is available at www.audacyinc.com.

About Audacy

Audacy, Inc. (NYSE: AUD) is a leading multi-platform audio content and entertainment company with the country’s best collection of local music, news and sports brands, a premium podcast creator, major event producer, and digital innovator. Audacy engages 200 million consumers each month, bringing people together around content that matters to them. Learn more at www.audacyinc.com, Facebook (Audacy Corp) and Twitter (@AudacyCorp).

Certain Definitions

All references to per share data, unless stated otherwise, are presented as per diluted share. All references to shares outstanding, unless stated otherwise, are presented to exclude unvested restricted stock units. All references to net debt are outstanding debt net of cash on hand.

Core Spot Revenues consist of local spot plus national spot advertising revenues less political spot advertising revenues.

Station Expenses consist of station operating expenses excluding non-cash compensation expense.

Corporate Expenses consist of corporate general and administrative expenses excluding non-cash compensation expense.

Adjusted EBITDA consists of net income (loss) available to common shareholders, adjusted to exclude: income taxes (benefit); income from discontinued operations, net of income taxes or benefit; total other income or expense; net interest expense; depreciation and amortization; time brokerage agreement fees (income); non-cash compensation expense (which is otherwise included in station operating expenses and corporate G&A expenses); refinancing expenses; impairment loss, merger and acquisition costs, restructuring and integration costs, preferred stock dividends; COVID-19 related expenses/(recoveries); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; (gain) loss on early extinguishment of debt; and (gain) loss on sale or disposal.

Adjusted Free Cash Flow consists of net income (loss): (i) plus depreciation and amortization; (gain) loss on sale or disposal; non-cash compensation expense (which is otherwise included in station operating expenses and corporate general and administrative expenses); impairment loss; merger and acquisition costs; restructuring and integration costs, (gain) loss on early extinguishment of debt; COVID-19 related expenses/(recoveries); other expense/(income); non-recurring expenses/recoveries otherwise included in corporate or station expenses; change in fair value of contingent consideration; income from discontinued operations (excluding income taxes or tax benefit); amortization of deferred financing costs and debt premium included in interest expense; refinancing expenses; income taxes (benefit); Adjusted Income Taxes Paid; and Net Capital Expenditures.

Net Capital Expenditures consists of capital expenditures, including amortizable intangibles, adjusted to subtract reimbursed tenant improvement allowances.

Adjusted Income Taxes Paid consist of income tax paid, adjusted to exclude taxes paid related to the gain/loss on sale or exchange of radio station assets; and taxes paid related to the gain/loss on the sale of redundant property.

Non-GAAP Financial Measures

It is important to note that Adjusted EBITDA, Adjusted Free Cash Flow, Net Capital Expenditures and Adjusted Income Taxes Paid are not measures of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”). Management believes that these measures are useful as a way to evaluate the Company and the means for Management to evaluate our performance and operations. Management believes that these measures are useful to an investor in evaluating our performance because they are widely used in the broadcast industry.

Certain adjusted non-GAAP financial measures are presented in this release. The adjustments include, among other items as defined above, gain/loss on sale of assets, derivative instruments, and investments; non-cash compensation expense, other income, impairment loss, merger and acquisition costs, other expenses related to refinancing, and gain/loss on early extinguishment of debt and non-recurring expenses recognized for restructuring charges or similar costs, including transition and integration costs. Management believes these adjusted non-GAAP measures provide useful information to Management and investors by excluding certain income, expenses and gains and losses that may not be indicative of the Company’s core operating and financial results. Similarly, Management believes these adjusted measures are a useful performance measure because certain items included in the calculation of net income (loss) may either mask or exaggerate trends in the Company’s ongoing operating performance. Further, the reconciliations corresponding to these adjusted measures, by identifying the individual adjustments, provide a useful mechanism for investors to consider these adjusted measures with some or all of the identified adjustments.

Management uses these non-GAAP financial measures on an ongoing basis to help track and assess the Company’s financial performance. You, however, should not consider non-GAAP measures in isolation or as substitutes for net income (loss), operating income, or any other measure for determining our operating performance that is calculated in accordance with generally accepted accounting principles. These non-GAAP measures are not necessarily comparable to similarly titled measures employed by other companies. The accompanying financial tables provide reconciliations to the nearest GAAP measure of all non-GAAP measures provided in this release.

Note Regarding Forward-Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and involve certain risks and uncertainties, including the Company’s ability to regain compliance with the NYSE’s minimum price condition within the applicable cure periods. Additional information and key risks applicable to these statements are described in the Company’s reports on Forms 8-K, 10-Q and 10-K and other filings the Company makes with the Securities and Exchange Commission. All of the forward-looking statements in this press release are qualified by these cautionary statements, and actual results or developments may differ materially from those in these forward-looking statements. The Company assumes no obligation to publicly update or revise any forward-looking statements.

AUDACY, INC.

FINANCIAL DATA

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
STATEMENTS OF OPERATIONS
Net Revenues	$316,969	$329,443	$911,703	$874,672

Station Expenses	259,203	260,035	743,947	715,870
Station Expenses—Non-Cash Compensation	828	937	2,989	3,054
Corporate Expenses	21,136	20,685	68,818	64,744
Corporate Expenses—Non-Cash Compensation	24	3,491	3,956	6,726
Depreciation And Amortization	18,345	12,477	47,455	38,690
Other Expenses	72	245	474	566
Impairment Loss	176,784	26	180,075	1,371
Restructuring Charges	4,216	2,300	6,118	4,219
Net Gain On Sale Or Disposal	(10,665)	(4)	(13,228)	(3,731)
Change In Fair Value of Contingent Consideration	(1,098)	—	(8,802)	—
Refinancing Expenses	—	—	—	473

Total Operating Expenses	468,845	300,192	1,031,802	831,982

Operating Income (Loss)	(151,876)	29,251	(120,099)	42,690

Net Interest Expense	28,113	22,771	76,113	66,484
Net Loss on Early Extinguishment of Debt	—	—	—	8,168
Other Income	—	—	(238)	(446)

Income (Loss) Before Income Taxes (Benefit)	(179,989)	6,480	(195,974)	(31,516)
Income Tax (Benefit) Expense	(39,014)	11,241	(43,153)	(6,534)

Net Loss	$(140,975)	$(4,761)	$(152,821)	$(24,982)

Net Loss Per Share—Basic	$(1.01)	$(0.04)	$(1.10)	$(0.18)

Net Loss Per Share—Diluted	$(1.01)	$(0.04)	$(1.10)	$(0.18)

Dividends Declared And Paid Per Common Share	$0.00	$0.00	$0.00	$0.00

Weighted Common Shares Outstanding—Basic	139,361	135,894	139,246	135,857

Weighted Common Shares Outstanding—Diluted	139,361	135,894	139,246	135,857

SUPPLEMENTAL BREAKDOWN OF REVENUE BY TYPE
Spot (local and national)	$204,742	$220,562	$584,363	$577,561
Digital (including podcasting)	62,685	61,378	190,024	169,746
Network	23,663	23,453	66,592	61,626
Sponsorships and Events	13,760	12,093	35,724	32,021
Other	12,119	11,957	35,000	33,718

	$316,969	$329,443	$911,703	$874,672

Political	$6,900	$2,395	$12,188	$5,953

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
SUPPLEMENTAL BREAKDOWN OF REVENUE BY FORMAT
Music	$156,793	$166,253	$455,838	$455,702
Sports	72,595	75,222	190,493	179,864
News/Talk	48,503	50,116	148,617	142,355
Non-format specific	39,078	37,852	116,755	96,751

	$316,969	$329,443	$911,703	$874,672

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Net Capital Expenditures	$25,637	$19,673	$72,541	$39,267
Adjusted Income Taxes Paid (Refunded)	$13	$(132)	$(14,779)	$(304)
Cash Dividends On Common Stock Declared And Paid	$—	$—	$—	$—

	September 30, 2022	December 31, 2021
SELECTED BALANCE SHEET DATA
Cash and Cash Equivalents	$36,422	$59,439
Restricted Cash	$—	$—
Senior Debt—Term B-2 Loan (Includes Current Portion)	$632,415	$632,415
Senior Debt—Revolver (Includes Current Portion)	$165,000	$97,727
Senior Secured Notes—2027	$460,000	$470,000
Senior Secured Notes—2029	$540,000	$540,000
Accounts Receivable Facility	$75,000	$75,000
Total Shareholders’ Equity	$507,011	$652,205

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
OTHER FINANCIAL DATA
Reconciliation Of GAAP Net Income (Loss) To Adjusted EBITDA and To Adjusted Free Cash Flow
Net Loss	$(140,975)	$(4,761)	$(152,821)	$(24,982)
Income Tax (Benefit) Expense	(39,014)	11,241	(43,153)	(6,534)
Net Interest Expense	28,113	22,771	76,113	66,484
Corporate Expenses—Non-Cash Compensation	24	3,491	3,956	6,726
Station Expenses—Non-Cash Compensation	828	937	2,989	3,054
Depreciation And Amortization	18,345	12,477	47,455	38,690
Other Expenses	125	245	622	566
Restructuring Charges	4,216	2,300	6,118	4,219
COVID-19 Related Expenses (Income)	127	(226)	480	(632)
Non-Recurring Expenses Otherwise Included in Corporate Expenses	(470)	145	1,217	5,328
Impairment Loss	176,784	26	180,075	1,371
Change in Fair Value of Contingent Consideration	(1,098)	611	(8,802)	684
Refinancing Expenses	—	—	—	473
Net Loss On Early Extinguishment Of Debt	—	—	—	8,168

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Other Income	—	—	(238)	(446)
Net Gain On Sale Or Disposal	(10,665)	(4)	(13,228)	(3,731)

Adjusted EBITDA	36,340	49,253	100,784	99,438

Net Interest Expense	(28,113)	(22,771)	(76,113)	(66,484)
Deferred Financing Costs Included In Interest Expense	1,292	1,342	3,832	3,580
Amortization Debt Premium Included In Interest Expense	(256)	(241)	(768)	(1,331)
Net Capital Expenditures	(25,637)	(19,673)	(72,541)	(39,267)
Other	—	—	—	—
Adjusted Income Taxes (Paid) Refunded	(13)	132	14,779	304

Adjusted Free Cash Flow	$(16,387)	$8,042	$(30,027)	$(3,760)